Exhibit 99.1

ANGI REPORTS Q2 2019 — Q2 REVENUE OF $344 MILLION

DENVER— August 7, 2019—ANGI Homeservices (NASDAQ: ANGI) released its second quarter results today. A letter to IAC shareholders from IAC’s CEO Joey Levin, which includes a discussion of ANGI Homeservices, was posted on the Investor Relations section of IAC’s website at www.iac.com/Investors.

ANGI HOMESERVICES SUMMARY RESULTS

($ in millions except per share amounts)

	Q2 2019	Q2 2018	Growth

Revenue	$343.9	$294.8	17%
Pro Forma Revenue	343.9	286.6	20%
Operating income	11.4	23.3	-51%
Net earnings	7.0	22.9	-70%
GAAP Diluted EPS	0.01	0.05	-70%
Adjusted EBITDA	51.4	67.0	-23%

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q2 2019 HIGHLIGHTS

•                  Revenue increased 17% and Pro Forma Revenue increased 20% driven by:

•                  27% Marketplace growth

•                  13% growth in Europe, 20% growth in local currency

•                  Pro Forma Revenue in Q2 2018 excludes deferred revenue write-offs in connection with the Angie’s List transaction and revenue from Felix, which was sold on December 31, 2018.

•                  Marketplace service requests increased 17% year-over-year to 7.9 million and totaled 25.4 million over the trailing twelve months.

•                  Marketplace and Advertising paying service professionals totaled 260,000 at the end of Q2 2019.

•                  Marketplace paying service professionals increased 11% to 223,000

•                  Marketplace revenue per paying service professional increased 14% year-over-year

•                  Advertising paying service professionals increased sequentially to 36,000

•                  For the six months ended June 30, 2019, net cash provided by operations increased $29.5 million to $103.0 million and Free Cash Flow increased $11.8 million to $63.9 million.

•                  For the full year 2019, ANGI Homeservices expects $30-$60 million of operating income and $200-$230 million of Adjusted EBITDA.

Revenue

	As Reported			Pro Forma (a)
($ in millions; rounding differences may occur)	Q2 2019	Q2 2018	Growth	Q2 2019	Q2 2018	Growth

Marketplace (b)	$259.5	$204.7	27%	$259.5	$204.7	27%
Advertising & Other (c)	64.9	72.8	-11%	64.9	64.5	1%
Total North America	$324.4	$277.5	17%	$324.4	$269.3	20%
Europe	19.5	17.3	13%	19.5	17.3	13%
Total ANGI Homeservices revenue	$343.9	$294.8	17%	$343.9	$286.6	20%

(a)         Pro Forma Revenue excludes deferred revenue write-offs of $1.8 million in Q2 2018 in connection with the Angie’s List transaction and revenue of $10.0 million from Felix, which was sold on December 31, 2018.

(b)         Reflects the HomeAdvisor and Handy domestic marketplace, including consumer connection revenue for consumer matches, membership subscription revenue from service professionals and revenue from completed jobs sourced through the Handy platform.  It excludes revenue from Angie’s List, mHelpDesk, HomeStars, Fixd Repair and Felix.

(c)          Includes Angie’s List revenue (revenue from service professionals under contract for advertising and membership subscription fees from consumers) as well as revenue from mHelpDesk, HomeStars, Fixd Repair (acquired on January 25, 2019) and Felix prior to its sale on December 31, 2018.

•                  Revenue increased 17% to $343.9 million driven by:

•                  27% Marketplace growth due to:

•                  a 17% increase in service requests to 7.9 million

•                  an 11% increase in paying service professionals to 223,000

•                  a 14% increase in revenue per paying service professional

•                  13% growth in Europe, impacted by $1.3 million unfavorable foreign exchange effects (20% growth in local currency)

•                  Pro Forma Revenue increased 20% (excluding Q2 2018 deferred revenue write-offs of $1.8 million in connection with the Angie’s List transaction and revenue of $10.0 million from Felix, which was sold on December 31, 2018).

Operating income (loss) and Adjusted EBITDA

($ in millions; rounding differences may occur)	Q2 2019	Q2 2018	Growth

Operating income (loss)
North America	$12.5	$26.1	-52%
Europe	(1.1)	(2.8)	62%
Total	$11.4	$23.3	-51%
Adjusted EBITDA
North America	$51.6	$68.1	-24%
Europe	(0.2)	(1.1)	84%
Total	$51.4	$67.0	-23%

•                  Operating income decreased $11.9 million to $11.4 million comprising:

•                  23% lower Adjusted EBITDA due to higher selling and marketing expense as a percentage of revenue and investment at Handy and Fixd Repair, partially offset by $2.6 million Angie’s List transaction-related items in Q2 2018 ($1.8 million in deferred revenue write-offs and $0.8 million of severance, retention, transaction and integration-related costs)

•                  $2.9 million higher depreciation expense

•                  $4.5 million lower stock-based compensation expense due primarily to $8.5 million lower expense related to the Angie’s List transaction, partially offset by $2.7 million related to new awards issued in connection with recent acquisitions

•                  $2.1 million lower amortization of intangibles driven by lower expense related to the Angie’s List transaction, partially offset by increased expense from the acquisition of Handy

Income Taxes

The Company recorded an income tax provision of $2.3 million in Q2 2019 for an effective tax rate of 24%.  The effective tax rate is higher than the statutory rate due primarily to unbenefited foreign losses and state taxes, partially offset by excess tax benefits generated by the exercise and vesting of stock-based awards.  The Company recorded an income tax benefit of $1.8 million in Q2 2018, due primarily to excess tax benefits generated by the exercise and vesting of stock-based awards.

Operating Metrics

	Q2 2019	Q2 2018	Growth

Marketplace Service Requests (in thousands) (b)(d)	7,925	6,799	17%
Marketplace Paying Service Professionals (in thousands) (b)(e)	223	202	11%
Marketplace Revenue per Paying Service Professional (b)(f)	$1,161	$1,016	14%
Advertising Service Professionals (in thousands) (g)	36	39	-6%

(d)         Fully completed and submitted domestic customer service requests to HomeAdvisor and completed jobs sourced through the Handy platform.

(e)          The number of HomeAdvisor and Handy domestic service professionals that had an active subscription and/or paid for consumer matches or completed a job sourced through the Handy platform in the last month of the period.  An active HomeAdvisor subscription is a subscription for which HomeAdvisor was recognizing revenue on the last day of the relevant period.

(f)            Marketplace quarterly revenue divided by Marketplace Paying Service Professionals.

(g)         Reflects the total number of Angie’s List service professionals under contract for advertising at the end of the period.

Please refer to the Q2 2019 IAC shareholder letter posted on the Investor Relations section of IAC’s website for further detail.

Free Cash Flow

For the six months ended June 30, 2019, Free Cash Flow increased $11.8 million to $63.9 million due primarily to favorable working capital, partially offset by higher capital expenditures.

	Six Months Ended June 30,
($ in millions; rounding differences may occur)	2019	2018
Net cash provided by operating activities	$103.0	$73.6
Capital expenditures	(39.1)	(21.4)
Free Cash Flow	$63.9	$52.1

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2019:

•                  ANGI Homeservices had 507.3 million Class A and Class B common shares outstanding.

•                  IAC’s economic interest in ANGI Homeservices was 83.1% and IAC’s voting interest in ANGI Homeservices was 98.0%.

•                  ANGI Homeservices held $380.6 million in cash and cash equivalents and had $254.4 million of debt, including a current portion of $13.8 million.

•                  ANGI Homeservices has a $250 million revolving credit facility, which was undrawn as of June 30, 2019 and currently remains undrawn.

ANGI Homeservices has 15.0 million shares remaining in its stock repurchase authorization.  ANGI Homeservices may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

CONFERENCE CALL

ANGI Homeservices will audiocast a conference call to answer questions regarding its second quarter results on Thursday, August 8, 2019, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of ANGI Homeservices’ business.  The live audiocast will be open to the public at ir.angihomeservices.com or www.iac.com/Investors.

DILUTIVE SECURITIES

ANGI Homeservices has various dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	8/2/19	Dilution at:
Share Price			$13.40	$14.00	$15.00	$16.00	$17.00

Absolute Shares as of 8/2/19	507.4		507.4	507.4	507.4	507.4	507.4

SARs	24.6	$3.46	7.4	7.5	7.6	7.8	7.9
Options	1.5	$12.06	0.2	0.2	0.2	0.2	0.2
RSUs and subsidiary denominated equity awards	6.3		1.7	1.7	1.7	1.7	1.6
IAC denominated equity awards	3.3		1.3	1.2	1.1	1.1	1.0
Total Dilution			10.5	10.5	10.6	10.7	10.8
% Dilution			2.0%	2.0%	2.0%	2.1%	2.1%
Total Diluted Shares Outstanding			517.9	518.0	518.1	518.1	518.2

The dilutive securities presentation is calculated using the methods and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

Stock settled stock appreciation rights (“SARS”) — These awards are settled on a net basis, with the Company paying in cash any taxes required to be withheld from the employees upon settlement of the SARs; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise assuming a withholding tax rate of 50%.  In addition, the estimated income tax benefit from the tax deduction received upon the exercise of these awards is assumed to be used to repurchase ANGI Homeservices shares.  Withholding taxes paid by the Company on behalf of the employees upon net settlement would be $122.6 million, assuming a stock price of $13.40 and a 50% withholding rate.

Options — During the first quarter of 2019, the Company started to settle stock options on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued assuming no proceeds received by the Company upon exercise and withholding taxes (at a rate of 50%) are paid by the Company on behalf of the employees upon net settlement.  In addition, the estimated income tax benefit from the tax deduction received upon the exercise of these awards is assumed to be used to repurchase ANGI Homeservices shares.  Withholding taxes paid by the Company on behalf of the employees upon net settlement would be $1.6 million, assuming a stock price of $13.40 and a 50% withholding rate.

RSUs and subsidiary denominated equity awards — These awards are settled on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon vesting or exercise assuming a withholding tax rate of 50%.  In addition, the estimated income tax benefit from the tax deduction received upon the vesting or exercise of these awards is assumed to be used to repurchase ANGI Homeservices shares.  Withholding taxes paid by the Company on behalf of the employees upon vesting or exercise would have been $41.2 million, assuming a stock price of $13.40 and a 50% withholding rate.  The table above assumes no change in the fair value estimate of the subsidiary denominated equity awards from the values used at June 30, 2019.

IAC denominated equity awards — IAC denominated equity awards represent options and performance-based restricted stock units denominated in the shares of IAC that have been issued to employees of ANGI Homeservices.  Upon the exercise or vesting of IAC equity awards, IAC will settle the awards with shares of IAC, and ANGI Homeservices will issue additional shares of ANGI Homeservices to IAC as reimbursement.  The estimated income tax benefit from the tax deduction received upon the exercise or vesting of IAC denominated equity awards is assumed to be used to repurchase ANGI Homeservices shares.

GAAP FINANCIAL STATEMENTS

ANGI HOMESERVICES CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue	$343,896	$294,822	$647,339	$550,133
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	10,722	14,703	20,733	28,298
Selling and marketing expense	196,167	141,843	371,469	279,775
General and administrative expense	88,013	79,688	172,442	155,958
Product development expense	15,082	13,662	30,886	29,442
Depreciation	8,796	5,886	15,795	12,070
Amortization of intangibles	13,713	15,778	28,252	32,084
Total operating costs and expenses	332,493	271,560	639,577	537,627

Operating income	11,403	23,262	7,762	12,506

Interest expense—third party	(2,963)	(3,011)	(5,957)	(5,665)
Interest expense—related party	—	(34)	(16)	(79)
Other income, net	1,047	1,053	3,334	1,409
Earnings before income taxes	9,487	21,270	5,123	8,171
Income tax (provision) benefit	(2,253)	1,753	11,962	5,738
Net earnings	7,234	23,023	17,085	13,909
Net (earnings) loss attributable to noncontrolling interests	(266)	(124)	(148)	105
Net earnings attributable to ANGI Homeservices Inc. shareholders	$6,968	$22,899	$16,937	$14,014

Earnings per share attributable to ANGI Homeservices Inc. shareholders:
Basic earnings per share	$0.01	$0.05	$0.03	$0.03
Diluted earnings per share	$0.01	$0.05	$0.03	$0.03

Stock-based compensation expense by function:
Cost of revenue	$—	$—	$—	$—
Selling and marketing expense	1,046	997	2,005	1,658
General and administrative expense	14,642	19,311	30,749	41,005
Product development expense	1,832	1,745	4,048	4,296
Total stock-based compensation expense	$17,520	$22,053	$36,802	$46,959

ANGI HOMESERVICES CONSOLIDATED BALANCE SHEET

($ in thousands)

	June 30,	December 31,
	2019	2018
ASSETS

Cash and cash equivalents	$380,563	$336,984
Marketable securities	—	24,947
Accounts receivable, net of allowance and reserves	56,835	27,263
Other current assets	63,478	84,933
Total current assets	500,876	474,127

Right-of-use assets	103,997	—
Property and equipment, net of accumulated depreciation and amortization	99,883	70,859
Goodwill	914,505	894,709
Intangible assets, net of accumulated amortization	276,238	304,295
Deferred income taxes	52,842	40,837
Other non-current assets	8,662	23,200
TOTAL ASSETS	$1,957,003	$1,808,027

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Current portion of long-term debt	$13,750	$13,750
Accounts payable	34,187	20,083
Deferred revenue	65,334	61,417
Accrued expenses and other current liabilities	112,876	105,987
Total current liabilities	226,147	201,237

Long-term debt, net	238,357	244,971
Long-term debt—related party	—	1,015
Deferred income taxes	3,435	3,808
Other long-term liabilities	121,097	16,846

Redeemable noncontrolling interests	23,421	18,163

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Class A common stock	86	81
Class B convertible common stock	421	421
Class C common stock	—	—
Additional paid-in capital	1,338,280	1,333,097
Accumulated deficit	(1,860)	(18,797)
Accumulated other comprehensive loss	(1,482)	(1,861)
Total ANGI Homeservices Inc. shareholders’ equity	1,335,445	1,312,941
Noncontrolling interests	9,101	9,046
Total shareholders’ equity	1,344,546	1,321,987
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,957,003	$1,808,027

Effective January 1, 2019, the Company adopted ASU 2016-02, Leases (Topic 842).  The adoption resulted in the recognition of right-of-use assets and related lease liabilities. At June 30, 2019, the Company has $104.0 million of right-of-use assets and $132.8 million of lease liabilities ($12.8 million included in Accrued expenses and other current liabilities and $120.0 million in Other long-term liabilities).  There was no impact on the Company’s consolidated statement of operations and cash flows.

ANGI HOMESERVICES CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Six Months Ended June 30,
	2019	2018

Cash flows from operating activities:
Net earnings	$17,085	$13,909
Adjustments to reconcile net earnings to net cash provided by operating activities:
Stock-based compensation expense	36,802	46,959
Amortization of intangibles	28,252	32,084
Bad debt expense	32,143	20,581
Depreciation	15,795	12,070
Deferred income taxes	(12,407)	(6,416)
Other adjustments, net	3,446	164
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(61,889)	(36,951)
Other assets	10,556	(14,217)
Accounts payable and other liabilities	29,588	(1,673)
Income taxes payable and receivable	269	667
Deferred revenue	3,384	6,389
Net cash provided by operating activities	103,024	73,566
Cash flows from investing activities:
Acquisition, net of cash acquired	(20,341)	—
Capital expenditures	(39,113)	(21,448)
Proceeds from maturities of marketable debt securities	25,000	—
Net proceeds from the sale of a business	23,599	—
Proceeds from sale of fixed assets	—	10,410
Other, net	(103)	—
Net cash used in investing activities	(10,958)	(11,038)
Cash flows from financing activities:
Principal payments on term loan	(6,875)	(6,875)
Principal payments on related party debt	(1,008)	(1,322)
Proceeds from the exercise of stock options	573	2,125
Withholding taxes paid on behalf of employees on net settled stock-based awards	(26,245)	(21,439)
Distribution to IAC pursuant to the tax sharing agreement	(11,355)	—
Purchase of noncontrolling interests	—	(871)
Other, net	(3,732)	39
Net cash used in financing activities	(48,642)	(28,343)
Total cash provided	43,424	34,185
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	157	(111)
Net increase in cash, cash equivalents, and restricted cash	43,581	34,074
Cash, cash equivalents, and restricted cash at beginning of period	338,821	221,521
Cash, cash equivalents, and restricted cash at end of period	$382,402	$255,595

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

REVENUE TO PRO FORMA REVENUE RECONCILIATION

	Three Months Ended June 30,
	2019	2018	% Growth
Revenue	$343.9	$294.8	17%
Add back: Angie’s List deferred revenue write-offs	—	1.8
Less: Felix revenue (sold on December 31, 2018)	—	(10.0)
Pro Forma Revenue	343.9	286.6	20%

EUROPE RECONCILATION OF GAAP REVENUE TO NON-GAAP REVENUE, EXCLUDING FOREIGN EXCHANGE EFFECTS

	Three Months Ended June 30,
	2018, As Reported	2018, As Reported
Europe Revenue	$17.3	$17.3

	2019, As Reported	Foreign exchange effects	2019 excluding foreign exchange effects
Europe Revenue	$19.5	$1.3	$20.8
Increase in dollars	$2.2		$3.4
Percentage increase	13%		20%

2019 OPERATING INCOME TO ADJUSTED EBITDA GUIDANCE RECONCILIATION

FY 2019
Guidance
Operating income	$30-$60
Amortization of intangibles	60
Depreciation	35
Stock-based compensation expense (a)	75
Adjusted EBITDA	$200-$230

(a) Includes ~$35 million of charges in connection with the Angie’s List transaction.

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

	For the three months ended June 30, 2019
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$12.5	$17.4	$8.2	$13.5	$51.6
Europe	(1.1)	0.1	0.6	0.2	(0.2)
Total	$11.4	$17.5	$8.8	$13.7	$51.4

	For the three months ended June 30, 2018
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$26.1	$21.8	$5.4	$14.8	$68.1
Europe	(2.8)	0.2	0.5	1.0	(1.1)
Total	$23.3	$22.1	$5.9	$15.8	$67.0

	For the six months ended June 30, 2019
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$13.2	$36.5	$14.4	$27.2	$91.3
Europe	(5.5)	0.3	1.4	1.1	(2.7)
Total	$7.8	$36.8	$15.8	$28.3	$88.6

	For the six months ended June 30, 2018
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$20.7	$46.4	$10.9	$29.6	$107.7
Europe	(8.2)	0.6	1.1	2.5	(4.1)
Total	$12.5	$47.0	$12.1	$32.1	$103.6

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING

ANGI Homeservices reports Pro Forma Revenue, Europe Revenue excluding Foreign Exchange Effects, Adjusted EBITDA and Free Cash Flow, all of which are supplemental measures to GAAP.  Pro Forma Revenue, Adjusted EBITDA and Free Cash Flow are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  Europe Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing how our European businesses performed without the effect of exchange rate differences when compared to prior periods.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, however, should not be considered a substitute for or superior to GAAP results.  ANGI Homeservices endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Pro Forma Revenue is defined as revenue excluding (i) in any prior period, revenue from any businesses sold or disposed of, and for which no revenue is reflected in the current period and (ii) any write-offs of deferred revenue as a result of purchase accounting adjustments.  The percentage change in revenue on a Pro Forma Revenue basis is calculated by subtracting Pro Forma Revenue for the applicable period in the year ended December 31, 2018 from the Pro Forma Revenue as reported or forecasted revenue in the applicable period in the year ending December 31, 2019 and dividing the resulting difference by the Pro Forma Revenue in the applicable period in the year ended December 31, 2018.  We believe the presentation of Pro Forma Revenue and the percentage change in revenue on a pro forma basis, in addition to revenue on a GAAP basis, helps improve the ability to understand ANGI Homeservices’ revenue performance because it presents revenue on a comparable basis by excluding the revenue from any businesses sold or disposed of, and for which no revenue is reflected in the current period and any write-offs of deferred revenue as a result of purchase accounting adjustments.

Europe Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates.  The percentage change in Europe Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates.  We believe the impact of foreign exchange rates on Europe’s revenue may be an important factor in understanding period over period comparisons if movement in rates is significant.  Since our results are reported in U.S. dollars, European revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies.  We believe the presentation of Europe Revenue Excluding Foreign Exchange Effects in addition to reported revenue helps improve the ability to understand the performance of Europe because it excludes the impact of foreign currency volatility that is not indicative of Europe’s core operating results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable.  We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature.  Adjusted EBITDA has certain limitations because it excludes the impact of certain expenses.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account mandatory debt service requirements.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING (continued)

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions (including the combination of HomeAdvisor and Angie’s List), of SARs, RSUs, stock options and performance-based RSUs.  These expenses are not paid in cash and we view the economic cost of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method.  Performance-based RSUs are included only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period).  To the extent stock-based awards are settled on a net basis, the Company remits the required tax-withholding amounts from its current funds.

Please see page 5 for a summary of our dilutive securities as of August 2, 2019 and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions (including the combination of HomeAdvisor and Angie’s List).  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional relationships, technology, memberships, customer lists and user base and trade names, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on Thursday, August 8, 2019, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: our ability to compete, the failure or delay of the home services market to migrate online, adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), our ability to establish and maintain relationships with quality service professionals, our ability to build, maintain and/or enhance our various brands, our ability to market our various products and services in a successful and cost-effective manner, our continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), our ability develop and monetize version of our products and services for mobile devices, the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties), any challenge to the contractor classification or employment status of Handy service professionals, our ability to protect our systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, operational and financial risks relating to acquisitions, our ability to operate (and expand into) international markets successfully, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, changes in key personnel, increased costs and strain on our management as a result of operating as a new public company, various risks related to our relationship with IAC and our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed in ANGI Homeservices’ filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect ANGI Homeservices’ business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of ANGI Homeservices’ management as of the date of this press release. ANGI Homeservices does not undertake to update these forward-looking statements.

About ANGI Homeservices Inc.

ANGI Homeservices Inc. (NASDAQ: ANGI) turns home improvement jobs imagined into jobs well-done. People throughout North America and Europe rely on us to book quality home service pros across 500 different categories, from repairing and remodeling to cleaning and landscaping. Over 250,000 service professionals find work through ANGI Homeservices, and consumers turn to at least one of our brands to find a pro for more than 20 million projects each year. We’ve established category-transforming products through brands such as HomeAdvisor®, Angie’s List®,  Handy and Fixd Repair — as well as international brands such as HomeStars, MyHammer, MyBuilder, Instapro, Travaux and Werkspot. Our marketplaces have enabled more than 150 million consumer-to-pro connections, meaningfully redefining how easily and effectively home pros are discovered and hired.  The Company is headquartered in Denver, Colorado. Learn more at www.angihomeservices.com.

Contact Us

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

ANGI Homeservices Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7361

ANGI HOMESERVICES

3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angihomeservices.com